SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549




                                FORM 8-K



                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


   Date of Report (date of earliest event reported)  December 29, 1995

                        RESERVE PETROLEUM COMPANY
         (Exact name of registrant as specified in its charter)


                                Delaware
             (State or other jurisdiction of incorporation)


     0-8157                             73-0238060
(Commission File Number)     (IRS Employer Identification No.)


6801 North Broadway, Suite 300, Oklahoma City, Oklahoma73116-9092
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code(405) 848-7551

Item 5.Other Events.


On December 29,1995, The Reserve Petroleum Company received additional information reqarding the Robertson County, Texas, exploratory gas well reported in Form 8-K with a report date of October 28, 1995.

On October 28, 1995, the operator tested the Cotton Valley Lime formation through perforations at 14,082 to 14,386 feet. Gas flowed at a rate of 18,100 thousand cubic feet per day on a 21/64th inch choke with a flowing tubing pressure of 7,820 pounds per square inch. The state potential test had not been performed.

On December 29, 1995, the Company received information regarding a one point test that was performed on December 1, 1995. Gas flowed at the rate of 26,237 thousand cubic feet per day on an adjustable choke with a flowing tubing pressure of 7,300 pounds per square inch. The calculated open flow was 62,400 thousand cubic feet per day (dry) (Gravity .600) with H2S at 200 parts per million.

The Company's royalty interest in the well has been confirmed at approximately
6.04 percent of gross production.



                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            THE RESERVE PETROLEUM COMPANY


Date: January 3, 1996
                                            JERRY L. CROW
                                            Jerry L. Crow
                                            Principal Financial and
                                            Accounting  Officer